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                                                                   EXHIBIT 10.6


                                                                  EXECUTION COPY

                           AGREEMENT OF UNDERSTANDING

     This AGREEMENT OF UNDERSTANDING (this "Agreement") is made and entered into as of February 9, 1998 by and among Reliance Acceptance Group, Inc., a Delaware corporation ("RAG"), Reliance Acceptance Corporation, a Delaware corporation ("RAC"), the wholly-owned subsidiaries of RAC listed on the signature page hereto (the "Subsidiaries"), and Ugly Duckling Corporation, a Delaware corporation ("UDC"), by and through one of its subsidiaries or affiliates. RAG, RAC, the Subsidiaries and UDC are collectively referred to herein as the "Parties" and individually as a "Party".

                                    RECITALS

     WHEREAS, RAG and UDC entered into a letter of intent dated December 19, 1997 (as amended pursuant to a letter agreement dated January 15, 1998, the "Letter of Intent") (Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Letter of Intent);

     WHEREAS, pursuant to the Letter of Intent, RAG and UDC agreed to negotiate and execute definitive agreements, including, without limitation, the Transition Services Agreement dated as of February 9, 1998 (the "Transition Agreement") between UDC, by and through one of its subsidiaries or affiliates, and RAG, the Warrant Agreement and the Servicing Agreement (the "Transaction Agreements");

     WHEREAS, the Transaction Agreements contemplate the filing of chapter 11 petitions by RAG, RAC and the Subsidiaries (collectively, the "Reliance Entities") and the preparation, filing, confirmation and consummation of a joint plan of reorganization in the chapter 11 cases of such entities;

     WHEREAS, the Reliance Entities are currently negotiating the terms and conditions of a plan of reorganization with their respective senior secured lenders and other creditors and parties in interest;

     WHEREAS, the Reliance Entities believe that it is in the best interest of the Reliance Entities and their creditors for such Entities to seek relief under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and, concurrently therewith, file a proposed plan of reorganization incorporating the terms of the Transaction Agreements as substantially embodied in the draft joint plan attached hereto as Exhibit A (the "Draft Plan") and a related disclosure statement (the "Disclosure Statement"); and

     WHEREAS, the parties hereto desire to set forth their agreement regarding the preparation, execution and delivery of the Transaction Agreements, the Consensual Plan (as defined below) and the Disclosure Statement and the consummation of the transactions contemplated thereby;






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     NOW, THEREFORE, in consideration of the premises and the terms and conditions herein contained, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. Preparation of the Plan and other Materials. Promptly upon execution of this Agreement, the Reliance Entities shall instruct its counsel to (a) negotiate with its lenders and file a plan of reorganization incorporating the terms and provisions of the Draft Plan (the "Consensual Plan"); and (b) prepare
(i) petitions (the "Petitions") for relief under chapter 11 of the Bankruptcy Code; (ii) all schedules, motions, pleadings and other papers necessary in connection with the filing of the Petitions (including, without limitation, the Section 363 Sale Motion); and (iii) a Disclosure Statement describing the Reliance Entities and the Consensual Plan and seeking the consent of each class of impaired claims and interests identified in the Draft Plan. The Reliance Entities' counsel shall consult with counsel to UDC with respect to such documents and provide UDC and its counsel reasonable opportunity to review and comment on drafts thereof.

     2. Timetable for Plan of Reorganization and Solicitation and Filing. The Reliance Entities shall use their respective good faith efforts to (a) file the Petitions on or before February 10, 1998; (b) file the Disclosure Statement on or before March 9, 1998; and (c) obtain Bankruptcy Court approval of the adequacy of the Disclosure Statement by April 20, 1998. Not later than five business days after such Bankruptcy Court approval (or such other date as the Bankruptcy Court orders), the Reliance Entities shall distribute the Disclosure Statement to all known members of each class of impaired claims or interests identified in the Consensual Plan and shall solicit the consent of each such class of claims and interests in compliance with the Bankruptcy Code and Federal Rules of Bankruptcy Procedure. The solicitation period shall remain open for 35 calendar days (or such longer period as the Bankruptcy Court orders). The Reliance Entities shall use their respective good faith efforts to notice a hearing on confirmation of the Consensual Plan, to convene not more than 45 days after the date the Disclosure Statement is approved and to conclude not more than 60 days after such approval.

     3. Timetable for Consummation of Transactions. The Parties shall use their respective good faith efforts to consummate the transactions contemplated by the Transaction Agreements (the "Closing") on the later of (a) the eleventh day after the entry by the Bankruptcy Court of the Confirmation Order, unless after the entry of the Confirmation Order, UDC elects in its sole discretion to proceed with the closing prior to such eleventh day; (b) the first business day subsequent to the entry by the Bankruptcy Court of the Confirmation Order on which there is no stay of the Confirmation Order or the closing in effect; or
(c) such other time as the parties mutually agree, but in no event later than August 1, 1998. The Parties agree that time is of the essence with respect to the transactions contemplated hereby. At the Closing, the Transition Agreement shall terminate in accordance with its terms; UDC (or the applicable affiliate thereof) and RAG shall execute and deliver the Servicing Agreement in the form attached hereto as Exhibit C, and UDC and RAG shall execute and deliver a Warrant Agreement with terms and conditions consistent with those described in the Letter of Intent (the "Warrant Agreement").

     4. Support of the Consensual Plan. Each Party will use its reasonable best efforts to obtain approval of the motions for approval of the Transition Agreement and the Break-



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Up Fee (as defined in paragraph 5 below) and confirmation of the Consensual Plan in accordance with the Bankruptcy Code and the timetables set forth in Sections
2 and 3, respectively. Each Party will use its reasonably best efforts to achieve confirmation including recommending to the holders of impaired claims and interests that the Consensual Plan be confirmed. No Party shall (a) object to confirmation of the Consensual Plan or otherwise commence any proceeding to oppose or alter the Consensual Plan or any other reorganization documents containing terms and conditions consistent with those contained in the Draft
Plan (the "Plan Documents"), (b) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any chapter 11 or chapter 7 case commenced in respect of any Reliance Entity, (c) directly or indirectly seek, solicit, support or encourage any other plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Reliance
Entities that could reasonably be expected to prevent, delay or impede the successful reorganization of the Reliance Entities as contemplated by the Draft Plan, (d) object to the Disclosure Statement or the compliance of the solicitation of consents to the Consensual Plan with Bankruptcy Code Section
1126 or (e) take any other action that is inconsistent with, or that would delay confirmation of the Consensual Plan; provided, however, that no Party shall be barred from taking any action with respect to any matter which action is not inconsistent with the Transaction Agreements and/or the Consensual Plan.



          5. Break-Up Fee. On the date the Petitions are filed (the "Petition Date"), RAG shall file a motion (after consulting with and obtaining the input from counsel to UDC) seeking a hearing date on approval of the Transition Agreement in the form attached hereto as Exhibit B, and the Break-Up Fee (as defined below) on or before the tenth day following the Petition Date. Such motion shall request the UDC's claim for the Break-Up Fee be afforded status as a superpriority administrative claim secured by a lien on the Reliance Entities' assets. The Bankruptcy Court order approving the Transition Agreement and the Break-Up Fee shall be reasonably satisfactory in form and substance to each Party hereto (the "Break-Up Fee Order"). The Reliance Entities shall pay to UDC a $2,000,000 fee (the "Break-Up Fee") in the event that after the Bankruptcy Court has entered the Break-Up Fee Order, (a) RAG and UDC execute and deliver the Warrant Agreement and (b)(i) UDC terminates the Transition Agreement, the Servicing Agreement or this Agreement by written notice after the Reliance Entities materially breach the Transition Agreement or this Agreement at any time or the Servicing Agreement prior to the effective date of the Consensual Plan, as applicable (provided that at such time UDC is not then in breach of any of such Agreements); or (ii) the Transactions are not consummated solely as a result of the Reliance Entities' entering into an alternative transaction with a counterparty other than UDC; it being understood that the conditions described in clauses (a) and (b) shall not be satisfied if the Transactions are not consummated due to the failure of a condition to Closing set forth in paragraph 6 below to have been satisfied. UDC shall pay to the Reliance Entities a $2,000,000 fee (the "Reliance Break-Up Fee") in the event that after the Bankruptcy Court has entered the Break-Up Fee Order, the Reliance Entities terminate the Transition Agreement, the Servicing Agreement or this Agreement by written notice after UDC materially breaches the Transition Agreement or this Agreement at any time or the Servicing Agreement prior to the effective date of the Consensual Plan, as applicable (provided that at such time the Reliance Entities are not then in breach of any of such Agreements).






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          6.  Conditions to Closing of the Transactions.  The Parties
obligations to consummate the transactions contemplated by the Transaction Agreements are subject to the satisfaction of the following conditions:

          (a) The Break-Up Fee Order shall have been entered by the Bankruptcy Court on or before the twentieth day after the Petition Date;

          (b) The Bankruptcy Court shall have entered an order approving the Disclosure Statement on or before May 29, 1998 in form and substance satisfactory to the Reliance Entities;

          (c) The Reliance Entities shall have obtained the acceptance of the Consensual Plan from the requisite classes of claims and equity interests;

          (d) The Bankruptcy Court shall have entered the Confirmation Order approving, among other things, the Consensual Plan (as the same may have been modified or amended, so long as such modification and/or amendment does not adversely affect UDC's rights as set forth in the Transaction Documents and the Consensual Plan) on or before July 10, 1998 in form and substance satisfactory to the Reliance Entities;

          (e) UDC and the Reliance Entities shall have executed and delivered the Servicing Agreement;

          (f) UDC and RAG shall have executed and delivered the Warrant Agreement; and

          (g) The Reliance Entities and their senior secured lenders shall have executed and delivered the post-confirmation loan agreement referred to in the Consensual Plan.

          7. Representations and Warranties. Each Party represents and warrants to the other Parties that (a) it has full power and authority, and has taken all action necessary to execute, deliver and perform this Agreement and all documents required to be executed and delivered by it in connection herewith, to fulfill its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject to the entry of any and all required Bankruptcy Court orders; (b) the making and performance by it of this Agreement and all documents required to be executed and delivered by it in connection herewith, and fulfillment of its obligations hereunder and thereunder, do not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it or constitute a breach or default of any material agreement to which it is a party or by which it is bound, or contravene any provision of any document under which it was organized; and (c) this Agreement and all documents required to be executed hereunder have been duly executed and delivered by it and constitute its legal, valid and binding obligation, enforceable (subject to any bankruptcy, insolvency, reorganization, restructuring, moratorium or similar laws affecting creditors' rights generally) against it in accordance with the respective terms hereof and thereof.


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     8.   Miscellaneous.

     (a) This Agreement, together with the Exhibits hereto, constitute the complete agreement of the Parties with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged finally integrated into this Agreement. This Agreement cannot be amended, modified or supplemented except by an instrument in writing executed by the Parties.

     (b) Except as otherwise provided in the Transaction Agreements, each Party agrees, at its cost and expense, to execute and deliver, or to cause to be executed and delivered, all such instruments and to take all such action as any other Party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement.

     (c) It is acknowledged and agreed by the Parties that (except as otherwise set forth herein) money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

     (d) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (e) This Agreement shall become effective upon the execution and delivery of counterparts hereof by each of the parties listed on the signature pages hereof. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted. Neither this Agreement nor any rights or obligations of any Party hereto can be assigned or otherwise transferred without the prior written consent of the other Parties hereto.

     (f) This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

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     IN WITNESS WHEREOF, the due execution hereof by the respective duly authorized general partner or officer of the undersigned as of the date first written above.

                                        RELIANCE ACCEPTANCE GROUP, INC.

                                        By: /s/ James T. Moran
                                        -------------------------------
                                            Name:
                                            Title:


                                        RELIANCE ACCEPTANCE CORPORATION

                                        By: /s/ James T. Moran
                                        -------------------------------
                                            Name:
                                            Title:

                                        RELIANCE ACCEPTANCE CORP. OF ARIZONA,
                                        RELIANCE ACCEPTANCE CORP. OF COLORADO,
                                        RELIANCE ACCEPTANCE CORP. OF FLORIDA,
                                        RELIANCE ACCEPTANCE CORP. OF GEORGIA,
                                        RELIANCE ACCEPTANCE CORP. OF ILLINOIS,
                                        RELIANCE ACCEPTANCE CORP. OF INDIANA,
                                        RELIANCE ACCEPTANCE CORP. OF IOWA,
                                        RELIANCE ACCEPTANCE CORP. OF KENTUCKY,
                                        RELIANCE ACCEPTANCE CORP. OF MINNESOTA,
                                        RELIANCE ACCEPTANCE CORP. OF MISSOURI,
                                        RELIANCE ACCEPTANCE CORP. OF NEVADA,
                                        RELIANCE ACCEPTANCE CORP. OF NEW MEXICO,
                                        RELIANCE ACCEPTANCE CORP. OF NORTH
                                        CAROLINA, RELIANCE ACCEPTANCE CORP. OF
                                        OHIO, RELIANCE ACCEPTANCE CORP. OF
                                        OREGON, RELIANCE ACCEPTANCE CORP. OF
                                        SOUTH CAROLINA, RELIANCE ACCEPTANCE
                                        CORP. OF TENNESSEE, RELIANCE ACCEPTANCE
                                        CORP. OF TEXAS, RELIANCE ACCEPTANCE
                                        CORP. OF UTAH, RELIANCE ACCEPTANCE CORP.
                                        OF WASHINGTON

                                        By: /s/ James T. Moran
                                        -------------------------------
                                            Name:
                                            Title:


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         IN WITNESS WHEREOF, the due execution hereof by the respective duly authorized general partner or officer of the undersigned as of the date first written above.

                                       UGLY DUCKLING CORPORATION

                                       By: /s/ Ernest C. Garcia II
                                          --------------------------------------
                                          Name: Ernest C. Garcia II
                                          Title: CEO






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